First Citizens BancShares

NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Barbara Thompson
August 3, 2023		Investor Relations	Corporate Communications
		919-716-2137	919-716-2716

FIRST CITIZENS BANCSHARES REPORTS SECOND QUARTER 2023 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. ("BancShares") (Nasdaq: FCNCA) reported earnings for the second quarter ended June 30, 2023.

Chairman and CEO Frank B. Holding, Jr. said: "We are proud of our continued strong financial performance in the second quarter as we drove momentum in our legacy business lines and began to realize the long-term strategic and financial value of our combination with SVB. Our performance was supported by the progress we made integrating SVB and our continuing efforts to provide stability and continuity for our clients and associates. We also continue to build on the strengths of our combined team, including leveraging SVB's deep innovation economy expertise and maintaining their unique approach to serving clients. As we navigate an uncertain macroeconomic environment, we remain focused on maintaining strong capital and liquidity positions as well as delivering long-term stockholder value."

PURCHASE AND ASSUMPTION OF CERTAIN ASSETS AND LIABILITIES OF SILICON VALLEY BRIDGE BANK FROM THE FDIC

On March 27, 2023, BancShares announced that through its banking subsidiary, First-Citizens Bank & Trust Company, it assumed all customer deposits and certain other liabilities and acquired substantially all loans and certain other assets of Silicon Valley Bridge Bank, N.A. (the "Acquisition"), as successor to Silicon Valley Bank, from the Federal Deposit Insurance Corporation (the "FDIC"). In connection with the Acquisition, BancShares identified a new business segment (the "SVB segment") which includes the assets, liabilities and results of operations related to the Acquisition.

The Acquisition included total assets with estimated fair values of approximately $107.26 billion and total loans with estimated fair values of approximately $68.46 billion, including Global Fund Banking, Private Bank and the Technology & Life Science and Healthcare loan portfolios, and $35.31 billion in cash and interest-earning deposits at banks. BancShares also assumed approximately $55.90 billion in customer deposits and entered into a five-year note payable to the FDIC (the "Purchase Money Note") of approximately $36.07 billion, bearing an interest rate of 3.50%. The deposits were acquired without a premium and the assets were acquired at a discount of $16.45 billion.

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FINANCIAL HIGHLIGHTS Results for the second quarter included a full quarter impact from the Acquisition. Measures referenced as adjusted below are non-GAAP financial measures (refer to the supporting tables for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure). Net income for the three months ended June 30, 2023, was $682 million compared to $9.52 billion for the three months ended March 31, 2023. Net income available to common stockholders for the three months ended June 30, 2023, was $667 million, or $45.87 per diluted common share, compared to $9.50 billion, or $653.64 per diluted common share in the first quarter of 2023. As a result of the Acquisition, second quarter net income includes an increase to the preliminary gain on acquisition of $55 million (net of tax) as we refined our estimates of the fair value of net assets acquired and liabilities assumed. Adjusted net income available to common stockholders was $765 million, or $52.60 per diluted common share, a $473 million increase from $292 million, or $20.09 per diluted common share, in the first quarter of 2023. Second quarter 2023 results were impacted by the following items which accounted for the difference between reported and adjusted net income described in the preceding paragraph: • Acquisition-related expenses of $205 million, • Additional preliminary gain on acquisition of $55 million (net of tax), • Intangible asset amortization of $18 million, • Unrealized loss on fair value adjustments on marketable equity securities of $10 million, • Gain on sale of leasing equipment of $4 million, and • Benefit for credit losses on investment securities available for sale of $1 million. The following bullets highlight significant changes in the components of net income and adjusted net income between the second quarter of 2023 and the first quarter of 2023: • Net interest income totaled $1.96 billion, up from $850 million in the first quarter. The $1.11 billion increase in net interest income was due to a $1.74 billion increase in interest income, partially offset by a $631 million increase in interest expense. • The $1.74 billion increase in interest income was due to a $1.34 billion increase in interest income on loans and a $393 million increase in interest on overnight investments. A higher average balance, increased loan accretion from the full quarter impact of the Acquisition, a higher yield on loans and loan growth in both the General Bank and Commercial Bank contributed to the increase in interest income on loans. The increase in interest income on overnight investments was due to a higher yield and average balance. • The $631 million increase in interest expense was due to a $344 million increase in borrowing costs primarily due to the Purchase Money Note related to the Acquisition and a $287 million increase in interest expense on deposits due to a higher average balance from the full quarter impact of the Acquisition, growth in the Direct Bank and a higher rate paid. • Net interest margin was 4.10%, an increase of 69 basis points over the first quarter. The yield on interest- earning assets was 6.18%, an increase of 133 basis points over the first quarter. The increase in yield on interest-earning assets was primarily due to a higher yield on earning assets and increased loan accretion resulting from the full quarter impact of the Acquisition. Accretion on loans acquired in the Acquisition was $233 million for the second quarter. The increase in yield on interest-earning assets was partially offset by an increase in the rate paid on interest-bearing deposits. • Noninterest income totaled $658 million compared to $10.26 billion in the first quarter. The decrease was primarily due to a $9.82 billion preliminary gain on acquisition in the first quarter, partially offset by the full quarter impact of the Acquisition. Adjusted noninterest income totaled $462 million compared to $309 million in the first quarter, an increase of $153 million. The increase was primarily due to the full quarter impact of the Acquisition and included a $50 million increase in client investment fees that are earned for managing off-balance sheet client funds and a $28 million increase in international fees related to customer 2 foreign currency transactions. Fee income and other services charges increased $22 million primarily due to unused line of credit fees in the SVB segment. Service charges on deposits and cardholder services income both increased $20 million from higher volume associated with the full quarter impact of the Acquisition. • Noninterest expense totaled $1.57 billion compared to $855 million in the first quarter. Adjusted noninterest expense totaled $1.20 billion compared to $677 million in the first quarter, an increase of $525 million. The increases in noninterest expense and adjusted noninterest expense were primarily due to the full quarter impact of the Acquisition and included higher personnel costs of $355 million, higher equipment expense of $75 million, higher marketing costs of $26 million and higher third-party processing fees of $24 million. The increase in marketing costs were primarily associated with the Direct Bank. BALANCE SHEET SUMMARY • Loans totaled $133.02 billion at June 30, 2023, a decline of $5.27 billion compared to $138.29 billion as of March 31, 2023. The decline was primarily driven by a $7.37 billion decline in the SVB segment mostly concentrated in Global Fund Banking. The decline in the SVB segment was partially offset by $1.37 billion of growth (12.6% annualized) in the General Bank (driven by business and commercial loans) and $749 million of growth (10.4% annualized) in the Commercial Bank (driven by loans in our industry verticals). The yield on loans was 7.06% for the second quarter compared to 5.57% in the first quarter of 2023. The increase was primarily due to variable rate loan resets and accretion on loans acquired in the Acquisition. • Deposits totaled $141.16 billion at June 30, 2023, an increase of $1.11 billion, or by 3.2% on an annualized basis compared to $140.05 billion as of March 31, 2023. The increase was concentrated in Direct Bank deposits, which grew by $10.4 billion, partially offset by an $8.40 billion decline in the SVB segment. Deposits in the SVB segment totaled $40.86 billion at June 30, 2023, and remained relatively stable from the levels previously disclosed ($41.40 billion as of May 5, 2023). Branch Network deposits declined by $1.11 billion primarily due to seasonal tax payments. Noninterest-bearing deposits represented 31.6% of total deposits as of June 30, 2023, compared to 39.0% of total deposits at March 31, 2023. The decline was primarily due to a $9.1 billion decrease in noninterest-bearing deposits in the SVB segment and the previously discussed increase of $10.4 billion in Direct Bank interest-bearing deposits. The cost of average total deposits was 1.68% for the second quarter, up 44 basis points compared to the first quarter of 2023. • Total borrowings decreased $5.96 billion during the quarter, primarily due to the $6.08 billion decline in Federal Home Loan Bank (“FHLB”) borrowings. PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY • Provision for credit losses totaled $151 million compared to $783 million in the first quarter, a decrease of $632 million, primarily related to the Acquisition, which included provisions for credit losses of $462 million for non-PCD loans and $254 million for unfunded commitments in the first quarter of 2023. Adjusted provision for credit losses totaled $152 million compared to $63 million in the first quarter of 2023, an increase of $89 million. The increase was primarily due to higher net charge-offs of $107 million. • Net charge-offs totaled $157 million, representing 0.47% of average loans, compared to $50 million, or 0.27% of average loans during the first quarter of 2023. The increase in net charge offs was primarily due to $97 million of net charge offs in the SVB segment ($85 million of which were reserved for in connection with the Acquisition). • Nonaccrual loans were $929 million, or 0.70% of total loans, at June 30, 2023, compared to $828 million, or 0.60% of total loans at March 31, 2023. The increase is primarily due to an increase in commercial real estate nonaccrual loans at June 30, 2023. • The allowance for credit losses totaled $1.64 billion or 1.23% of total loans at June 30, 2023, an increase of $32 million and 1.16% of total loans at March 31, 2023. The reserve build for the quarter was a result of deteriorating CECL macroeconomic forecasts, specifically related to the CRE index, partially offset by portfolio run-off in the SVB segment. 3

EARNINGS CALL DETAILS BancShares will host a conference call to discuss the company's financial results on Thursday, August 3, 2023, at 9:00 a.m. Eastern time. To access this call, dial: United States: 1-833-470-1428 Canada: 1-833-950-0062 All other locations: 1-929-526-1599 Access code: 109282 The second quarter 2023 earnings presentation and this news release are available on the company’s website at ir.firstcitizens.com. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com. ABOUT FIRST CITIZENS BANCSHARES First Citizens BancShares, Inc., a top 20 U.S. financial institution with more than $200 billion in assets, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., and now celebrating the 125th anniversary of its founding, First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of 560 branches and offices in 23 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; and a nationwide direct bank. First Citizens Bank, Member FDIC. Discover more at firstcitizens.com. FORWARD-LOOKING STATEMENTS This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue”, “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other risk factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause the actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political, geopolitical events (including the military conflict between Russia and Ukraine) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from recent bank failures and other volatility, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including the recent and projected interest rate hikes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to main adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including the significant turbulence in the capital or financial markets, the impact of the current inflationary environment, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including the interagency proposed rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the failure to realize the anticipated benefits of BancShares’ previous acquisition transactions, 4 including the Acquisition and the recently completed transaction with CIT Group Inc. (“CIT”), which acquisition risks include (1) disruption from the transactions with customer, supplier or employee relationships, (2) the possibility that the amount of the costs, fees, expenses and charges related to the transaction may be greater than anticipated, including as a result of unexpected or unknown factors, events or liabilities or increased regulatory compliance obligations or oversight, (3) reputational risk and the reaction of the parties’ customers to the transactions, (4) the risk that the cost savings and any revenue synergies from the transactions may not be realized or take longer than anticipated to be realized, (5) difficulties experienced in the integration of the businesses, (6) the ability to retain customers following the transactions and (7) adjustments to BancShares’ estimated purchase accounting impacts of the Acquisition. Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Report on Form 10-Q for the period ended March 31, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). NON-GAAP MEASURES Certain measures in this release and supporting tables, including those referenced as “Adjusted,” are “non-GAAP”, meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results and financial position to its investors, analysts and management. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation table below and notable items are summarized in a separate table. 5

Dollars in millions, except per share data

Summary Financial Data & Key Metrics	2Q23	1Q23	2Q22	YTD 6/30/23	YTD 6/30/22
Results of Operations:					
Net interest income	$ 1,961	$ 850	$ 700	2,811	1,349
Provision for credit losses	151	783	42	934	506
Net interest income after provision for credit losses	1,810	67	658	1,877	843
Noninterest income	658	10,259	424	10,917	1,274
Noninterest expense	1,572	855	745	2,427	1,555
Income before income taxes	896	9,471	337	10,367	562
Income tax expense (benefit)	214	(47)	82	167	36
Net income	682	9,518	255	10,200	526
Preferred stock dividends	15	14	17	29	24
Net income available to common stockholders	$ 667	$ 9,504	$ 238	10,171	$ 502
Adjusted net income available to common stockholders[1]	$ 765	$ 292	$ 270	$ 1,057	$ 569
Pre-tax, pre-provision net revenue (PPNR)[1]	$ 1,047	$ 10,254	$ 379	$ 11,301	$ 1,068
Per Share Information:					
Diluted earnings per common share (EPS)	$ 45.87	$ 653.64	$ 14.86	699.53	31.48
Adjusted diluted earnings per common share (EPS)[1]	52.60	20.09	16.86	72.69	35.67
Book value per common share	1,300.93	1,262.76	609.95		
Tangible book value per common share (TBV)[1]	1,253.20	1,213.82	578.92		
Key Performance Metrics:					
Return on average assets (ROA)	1.31 %	33.23 %	0.95 %	12.62 %	0.97 %
Adjusted ROA[1]	1.49	1.07	1.07	1.34	1.10
PPNR ROA[1]	2.00	35.80	1.41	13.98	1.98
Adjusted PPNR ROA[1]	2.34	1.69	1.56	2.11	1.44
Return on average common equity (ROE)	14.35	367.47	9.87	140.82	10.51
Adjusted ROE[1]	16.46	11.30	11.19	14.63	11.91
Return on average tangible common equity (ROTCE)[1]	14.91	386.69	10.40	146.99	11.11
Adjusted ROTCE[1]	17.10	11.89	11.80	15.27	12.58
Efficiency ratio	60.06	7.70	66.34	17.68	59.26
Adjusted efficiency ratio[1]	49.65	58.39	57.55	52.47	59.50
Net interest margin (NIM)[2]	4.10	3.41	3.04	3.86	2.89
Select Balance Sheet Items at Period End:					
Total investment securities	$ 22,171	$ 19,527	$ 19,136		
Total loans and leases	133,015	138,288	67,735		
Total operating lease equipment, net	8,531	8,331	7,971		
Total deposits	141,164	140,050	89,329		
Total borrowings	40,139	46,094	4,459		
Loan to deposit ratio	94.23 %	98.74 %	75.83 %		
Noninterest-bearing deposits to total deposits	31.56	39.02	29.75		
Capital Ratios at Period End: [3]					
Total risk-based capital ratio	15.84 %	14.86 %	14.46 %		
Tier 1 risk-based capital ratio	14.00	13.13	12.37		
Common equity Tier 1 ratio	13.38	12.53	11.35		
Tier 1 leverage capital ratio	9.50	16.72	9.85		
Asset Quality at Period End:					
Nonaccrual loans to total loans and leases	0.70 %	0.60 %	0.76 %		
Allowance for credit losses (ACL) to loans and leases	1.23	1.16	1.26		
Net charge-off ratio	0.47	0.27	0.13	0.39	0.11

[1] Denotes a non-GAAP measure. Refer to the non-GAAP reconciliation subsequently included in these materials for a reconciliation to the most directly comparable GAAP measure. "Adjusted" items exclude the impact of Notable Items.

[2] Calculated net of average credit balances of factoring clients.

[3] Capital ratios for the current quarter are preliminary pending completion of quarterly regulatory filings.

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Dollars in millions, except share and per share data

Income Statement (unaudited)	2Q23	1Q23	2Q22	YTD 6/30/23	YTD 6/30/22
Interest income					
Interest and fees on loans	$ 2,353	$ 1,017	$ 655	3,370	1,276
Interest on investment securities	120	107	89	227	172
Interest on deposits at banks	480	87	13	567	19
Total interest income	**2,953**	**1,211**	**757**	**4,164**	**1,467**
Interest expense					
Deposits	575	288	42	863	81
Borrowings	417	73	15	490	37
Total interest expense	**992**	**361**	**57**	**1,353**	**118**
Net interest income	1,961	850	700	2,811	1,349
Provision for credit losses	151	783	42	934	506
Net interest income after provision for credit losses	**1,810**	**67**	**658**	**1,877**	**843**
Noninterest income					
Rental income on operating lease equipment	238	233	213	471	421
Fee income and other service charges	69	47	37	116	71
Client investment fees	52	2	—	54	—
Wealth management services	51	40	37	91	72
International fees	32	4	2	36	4
Service charges on deposit accounts	44	24	28	68	55
Factoring commissions	20	19	27	39	54
Cardholder services, net	41	21	26	62	51
Merchant services, net	14	10	9	24	19
Insurance commissions	14	13	11	27	23
Realized loss on sale of investment securities available for sale, net	—	(14)	—	(14)	—
Fair value adjustment on marketable equity securities, net	(10)	(9)	(6)	(19)	(3)
Bank-owned life insurance	2	5	9	7	17
Gain on sale of leasing equipment, net	4	4	5	8	11
Gain on acquisition	55	9,824	—	9,879	431
Gain on extinguishment of debt	—	—	—	—	6
Other noninterest income	32	36	26	68	42
Total noninterest income	**658**	**10,259**	**424**	**10,917**	**1,274**
Noninterest expense					
Depreciation on operating lease equipment	91	89	89	180	170
Maintenance and other operating lease expenses	56	56	47	112	90
Salaries and benefits	775	420	345	1,195	701
Net occupancy expense	64	50	48	114	96
Equipment expense	133	58	54	191	106
Professional fees	21	11	11	32	23
Third-party processing fees	54	30	26	84	50
FDIC insurance expense	22	18	9	40	21
Marketing expense	41	15	9	56	17
Acquisition-related expenses	205	28	34	233	169
Intangible asset amortization	18	5	6	23	12
Other noninterest expense	92	75	67	167	100
Total noninterest expense	**1,572**	**855**	**745**	**2,427**	**1,555**
Income before income taxes	**896**	**9,471**	**337**	**10,367**	**562**
Income tax expense (benefit)	214	(47)	82	167	36
Net income	**$ 682**	**$ 9,518**	**$ 255**	**10,200**	**526**
Preferred stock dividends	15	14	17	29	24
Net income available to common stockholders	**$ 667**	**$ 9,504**	**$ 238**	**10,171**	**502**
Basic earnings per common share	**$ 45.90**	**$ 654.22**	**$ 14.87**	**$ 700.10**	**$ 31.52**
Diluted earnings per common share	**$ 45.87**	**$ 653.64**	**$ 14.86**	**$ 699.53**	**$ 31.48**
Weighted average common shares outstanding (basic)	14,528,134	14,526,693	16,023,613	14,527,417	15,918,978
Weighted average common shares outstanding (diluted)	14,537,938	14,539,709	16,035,090	14,539,176	15,937,826

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Dollars in millions Balance Sheet (unaudited) June 30, 2023 March 31, 2023 June 30, 2022 Assets Cash and due from banks $ 917 $ 1,598 $ 583 Interest-earning deposits at banks 37,846 38,522 6,476 Securities purchased under agreements to resell 298 — — Investment in marketable equity securities 76 85 94 Investment securities available for sale 11,894 9,061 9,210 Investment securities held to maturity 10,201 10,381 9,832 Assets held for sale 117 94 38 Loans and leases 133,015 138,288 67,735 Allowance for credit losses (1,637) (1,605) (850) Loans and leases, net of allowance for credit losses 131,378 136,683 66,885 Operating lease equipment, net 8,531 8,331 7,971 Premises and equipment, net 1,782 1,743 1,415 Goodwill 346 346 346 Other intangible assets 347 364 150 Other assets 5,769 7,450 4,673 Total assets $ 209,502 $ 214,658 $ 107,673 Liabilities Deposits: Noninterest-bearing $ 44,547 $ 54,649 $ 26,576 Interest-bearing 96,617 85,401 62,753 Total deposits 141,164 140,050 89,329 Credit balances of factoring clients 1,067 1,126 1,070 Borrowings: Short-term borrowings 454 1,009 646 Long-term borrowings 39,685 45,085 3,813 Total borrowings 40,139 46,094 4,459 Other liabilities 7,361 8,172 2,173 Total liabilities $ 189,731 $ 195,442 $ 97,031 Stockholders’ equity Preferred stock 881 881 881 Common stock: Class A - $1 par value 14 14 15 Class B - $1 par value 1 1 1 Additional paid in capital 4,106 4,104 5,345 Retained earnings 15,541 14,885 4,865 Accumulated other comprehensive loss (772) (669) (465) Total stockholders’ equity 19,771 19,216 10,642 Total liabilities and stockholders’ equity $ 209,502 214,658 107,673 8

Dollars in millions, except share per share data

Notable Items [1]	**2Q23**	**1Q23**	**2Q22**	**YTD 6/30/23**	**YTD 6/30/22**
Noninterest income					
Rental income on operating lease equipment [2]	$ (147)	$ (145)	$ (136)	(292)	(260)
Realized gain on sale of investment securities available for sale, net	—	14	—	14	—
Fair value adjustment on marketable equity securities, net	10	9	6	19	3
Gain on sale of leasing equipment, net	(4)	(4)	(5)	(8)	(11)
Gain on acquisition	(55)	(9,824)	—	(9,879)	(431)
Gain on extinguishment of debt	—	—	—	—	(6)
Other noninterest income [3]	—	—	(6)	—	(6)
Noninterest income - total adjustments	**$ (196)**	**$ (9,950)**	**$ (141)**	**(10,146)**	**(711)**
Noninterest expense					
Depreciation on operating lease equipment [2]	(91)	(89)	(89)	(180)	(170)
Maintenance and other operating lease equipment expense [2]	(56)	(56)	(47)	(112)	(90)
Acquisition-related expenses	(205)	(28)	(34)	(233)	(169)
Intangible asset amortization	(18)	(5)	(6)	(23)	(12)
Other noninterest expense [4]	—	—	(3)	—	24
Noninterest expense - total adjustments	**$ (370)**	**$ (178)**	**$ (179)**	**(548)**	**(417)**
Day 2 provision, including provision for unfunded commitments	—	(716)	—	(716)	(513)
Provision for credit losses - investment securities available for sale	1	(4)	—	(3)	—
Provision for credit losses - total adjustments	**$ 1**	**$ (720)**	**$ —**	**(719)**	**(513)**
Impact of notable items on pre-tax income	$ 173	$ (9,052)	$ 38	$ (8,879)	$ 219
Income tax impact [5]	75	160	6	235	152
Impact of notable items on net income	$ 98	$ (9,212)	$ 32	(9,114)	67
Impact of notable items on diluted EPS	**$ 6.73**	**$ (633.55)**	**$ 2.00**	**(626.84)**	**4.19**

(1) Notable items include income and expense for infrequent transactions and certain recurring items (typically noncash) that Management believes should be excluded from adjusted measures (Non-GAAP) to enhance understanding of operations and comparability to historical periods. Management utilizes both GAAP and adjusted measures (Non-GAAP) to analyze the Company's performance. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measures.

(2) Depreciation and maintenance and other operating lease expenses are reclassified from noninterest expense to a reduction of rental income on operating lease equipment. There is no net impact to earnings for this notable item as adjusted noninterest income and expense are reduced by the same amount. Adjusted rental income on operating lease equipment (non-GAAP) is net of depreciation and maintenance expense for operating lease equipment. Management believes this measure enhances comparability to banking peers, primarily due to the extent of our rail and other equipment rental activities. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

(3) Includes gain on sale of the corporate jet acquired from CIT.

(4) Includes specific litigation reserve for the HAMP litigation.

(5) For the periods presented the income tax impact may include tax discrete items and changes in the estimated annualized effective tax rate.

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Dollars in millions, except share and per share data

Condensed Income Statement (unaudited) - Adjusted for Notable Items [1]	2Q23	1Q23	2Q22	YTD 6/30/23	YTD 6/30/22
Interest income	$ 2,953	$ 1,211	$ 757	4,164	1,467
Interest expense	992	361	57	1,353	118
Net interest income	1,961	850	700	2,811	1,349
Provision (benefit) for credit losses	152	63	42	215	(7)
Net interest income after provision for credit losses	**1,809**	**787**	**658**	**2,596**	**1,356**
Noninterest income	462	309	283	771	563
Noninterest expense	1,202	677	566	1,879	1,138
Income before income taxes	**1,069**	**419**	**375**	**1,488**	**781**
Income tax expense	289	113	88	402	188
Net income	**$ 780**	**$ 306**	**$ 287**	**1,086**	**593**
Preferred stock dividends	15	14	17	29	24
Net income available to common stockholders	**$ 765**	**$ 292**	**$ 270**	**1,057**	**569**
Basic earnings per common share	**$ 52.64**	**$ 20.11**	**$ 16.87**	**72.75**	**35.71**
Diluted earnings per common share	**$ 52.60**	**$ 20.09**	**$ 16.86**	**72.69**	**35.67**
Weighted average common shares outstanding (basic)	14,528,134	14,526,693	16,023,613	14,527,417	15,918,978
Weighted average common shares outstanding (diluted)	14,537,938	14,539,709	16,035,090	14,539,176	15,937,826

[1] The GAAP income statements and notable items are included previously in this communication. The condensed adjusted income statements above (non-GAAP) exclude the impacts of notable items. Refer to the Non-GAAP reconciliation table(s) at the end of this earnings release for a reconciliation of Non-GAAP measures to the most directly comparable GAAP measure.

10

Dollars in millions Loans & Leases by Class (end of period) June 30, 2023 March 31, 2023 June 30, 2022 Loans & Leases by Class Commercial Commercial construction $ 3,182 $ 2,971 $ 2,783 Owner-occupied commercial mortgages 14,748 14,456 13,795 Non-owner-occupied commercial mortgages 10,733 10,292 9,167 Commercial and industrial 25,376 24,508 23,554 Leases 2,130 2,163 2,178 Total commercial $ 56,169 $ 54,390 $ 51,477 Consumer Residential mortgage $ 14,065 $ 13,727 $ 12,441 Revolving mortgage 1,900 1,916 1,893 Consumer auto 1,425 1,452 1,338 Consumer other 657 632 586 Total consumer $ 18,047 $ 17,727 $ 16,258 SVB Global fund banking $ 29,333 $ 36,097 $ — Investor dependent - early stage 1,840 1,994 — Investor dependent - growth stage 4,052 4,418 — Innovation C&I and cash flow dependent 8,905 9,193 — Private Bank 9,580 9,476 — CRE 2,530 2,444 — Other 2,559 2,549 — Total SVB $ 58,799 $ 66,171 $ — Total loans and leases $ 133,015 $ 138,288 $ 67,735 Less: Allowance for credit losses (1,637) (1,605) (850) Total loans and leases, net of allowance for credit losses $ 131,378 $ 136,683 $ 66,885 Deposits by Type (end of period) June 30, 2023 March 31, 2023 June 30, 2022 Demand $ 44,547 $ 54,649 $ 26,645 Checking with interest 24,809 23,743 16,285 Money market 29,149 30,598 24,699 Savings 26,389 17,932 13,319 Time 16,270 13,128 8,381 Total deposits $ 141,164 $ 140,050 $ 89,329 11

Dollars in millions

Credit Quality & Allowance	2Q23	1Q23	2Q22	YTD 6/30/23	YTD 6/30/22
Nonaccrual loans	$ 929	$ 828	$ 513		
Ratio of nonaccrual loans to total loans	**0.70 %**	**0.60 %**	**0.76 %**		
Charge-offs	$ (176)	$ (62)	$ (41)	(238)	(74)
Recoveries	19	12	19	31	37
Net charge-offs	**$ (157)**	**$ (50)**	**$ (22)**	**(207)**	**(37)**
Net charge-off ratio	**0.47 %**	**0.27 %**	**0.13 %**	**0.39 %**	**0.11 %**
Allowance for credit losses to loans ratio	1.23 %	1.16 %	1.26 %	1.23 %	1.26 %
Allowance for credit losses - beginning	**$ 1,605**	**$ 922**	**$ 848**	**922**	**178**
Initial PCD ACL	20	200	(12)	220	272
Day 2 provision, excluding provision for unfunded commitments	—	462	—	462	454
Provision (benefit) for credit losses	169	71	36	240	(17)
Net charge-offs	(157)	(50)	(22)	(207)	(37)
Allowance for credit losses - ending	**$ 1,637**	**$ 1,605**	**$ 850**	**1,637**	**850**

12

Dollars in millions

Average Balance Sheet	2Q23 Avg Balance	2Q23 Income/ Expense	2Q23 Yield/ Rate	1Q23 Avg Balance	1Q23 Income/ Expense	1Q23 Yield/ Rate	2Q22 Avg Balance	2Q22 Income/ Expense	2Q22 Yield/ Rate
Loans and leases [(1)(2)]	$ 133,528	$ 2,353	7.06 %	$ 73,900	$ 1,017	5.57 %	$ 65,298	$ 655	4.03 %
Investment securities	19,806	117	2.36	19,416	107	2.21	19,185	89	1.85
Securities purchased under agreements to resell	191	3	4.92	—	—	—	—	—	—
Interest-earning deposits at banks	38,014	480	5.07	7,585	87	4.61	7,629	13	0.72
Total interest-earning assets [(2)]	**$ 191,539**	**$ 2,953**	**6.18%**	**$ 100,901**	**$ 1,211**	**4.85%**	**$ 92,112**	**$ 757**	**3.28 %**
Operating lease equipment, net (including held for sale)	$ 8,405			$ 8,236			$ 7,973		
Cash and due from banks	1,161			595			524		
Allowance for credit losses	(1,600)			(936)			(849)		
All other noninterest-earning assets	9,804			7,368			7,815		
Total assets	**$ 209,309**			**$ 116,164**			**$ 107,575**		
Interest-bearing deposits									
Checking with interest	$ 24,164	$ 118	1.92 %	$ 16,494	$ 22	0.50 %	$ 16,503	$ 4	0.12 %
Money Market	29,066	148	2.04	21,216	80	1.53	25,468	18	0.28
Savings	21,979	188	3.44	17,521	110	2.54	13,303	11	0.34
Time deposits	14,958	121	3.24	12,126	76	2.55	8,796	9	0.38
Total interest-bearing deposits	90,167	575	2.56	67,357	288	1.73	64,070	42	0.26
Borrowings:									
Securities sold under customer repurchase agreements	456	1	0.31	455	—	0.30	627	—	0.16
Short-term FHLB borrowings	110	1	5.17	328	4	4.67	—	—	—
Short-term borrowings	566	2	1.26	783	4	2.13	627	—	0.16
FHLB borrowings	5,558	74	5.35	3,284	40	4.96	386	2	1.64
Senior unsecured borrowings	798	4	2.11	883	5	2.06	894	4	2.05
Subordinated debt	1,045	10	3.59	1,048	9	3.54	1,057	8	3.06
Other borrowings	35,168	327	3.74	1,978	15	2.95	83	1	2.37
Long-term borrowings	42,569	415	3.91	7,193	69	3.84	2,420	15	2.43
Total borrowings	43,135	417	3.88	7,976	73	3.68	3,047	15	1.96
Total interest-bearing liabilities	**$ 133,302**	**$ 992**	**2.98%**	**$ 75,333**	**$ 361**	**1.94%**	**$ 67,117**	**$ 57**	**0.34 %**
Noninterest-bearing deposits	$ 47,241			$ 26,482			$ 26,551		
Credit balances of factoring clients	1,168			1,007			1,189		
Other noninterest-bearing liabilities	8,077			1,973			2,151		
Stockholders' equity	19,521			11,369			10,567		
Total liabilities and stockholders' equity	**$ 209,309**			**$ 116,164**			**$ 107,575**		
Net interest income		**$ 1,961**			**$ 850**			**$ 700**	
Net interest spread [(2)]			3.20 %			2.91 %			2.94 %
Net interest margin [(2)]			**4.10%**			**3.41%**			**3.04 %**

[(1)] Loans and leases include non-PCD and PCD loans, nonaccrual loans and held for sale. Interest income on loans and leases includes accretion income and loan fees.

[(2)] The balance and rate presented is calculated net of average credit balances of factoring clients.

Note: Certain items above do not precisely recalculate as presented due to rounding.

13

Dollars in millions

Average Balance Sheet	YTD 6/30/2023 Avg Balance	YTD 6/30/2023 Income/ Expense	YTD 6/30/2023 Yield/ Rate	YTD 6/30/2022 Avg Balance	YTD 6/30/2022 Income/ Expense	YTD 6/30/2022 Yield/ Rate
Loans and leases [1][2]	$ 103,878	$ 3,370	6.53 %	$ 64,724	$ 1,276	3.96 %
Investment securities	19,612	224	2.29	19,338	172	1.78
Securities purchased under agreements to resell	96	3	4.92	—	—	—
Interest-earning deposits at banks	22,884	567	4.99	9,542	19	0.40
Total interest-earning assets [2]	**$ 146,470**	**$ 4,164**	**5.72%**	**$ 93,604**	**$ 1,467**	**3.14 %**
Operating lease equipment, net (including held for sale)	$ 8,321			$ 7,949		
Cash and due from banks	880			530		
Allowance for credit losses	(1,270)			(882)		
All other noninterest-earning assets	8,593			7,776		
Total assets	**$ 162,994**			**$ 108,977**		
Interest-bearing deposits						
Checking with interest	$ 20,350	$ 140	1.35 %	$ 16,578	$ 9	0.11 %
Money Market	25,162	228	1.82	25,832	33	0.26
Savings	19,762	298	3.04	13,480	20	0.30
Time deposits	13,550	197	2.93	9,293	19	0.40
Total interest-bearing deposits	78,824	863	2.21	65,183	81	0.25
Borrowings:						
Securities sold under customer repurchase agreements	456	1	0.31	614	—	0.16
Short-term FHLB borrowings	218	5	4.79	—	—	—
Short-term borrowings	674	6	1.76	614	—	0.16
FHLB borrowings	4,427	114	5.20	513	4	1.41
Senior unsecured borrowings	840	9	2.09	1,801	16	1.80
Subordinated debt	1,047	19	3.57	1,059	16	3.01
Other borrowings	18,665	342	3.70	84	1	2.20
Long-term borrowings	24,979	484	3.90	3,457	37	2.12
Total borrowings	25,653	490	3.85	4,071	37	2.12
Total interest-bearing liabilities	**$ 104,477**	**$ 1,353**	**2.61%**	**$ 69,254**	**$ 118**	**0.34 %**
Noninterest-bearing deposits	$ 36,919			$ 25,936		
Credit balances of factoring clients	1,088			1,175		
Other noninterest-bearing liabilities	5,065			2,117		
Stockholders' equity	15,445			10,495		
Total liabilities and stockholders' equity	**$ 162,994**			**$ 108,977**		
Net interest income		**$ 2,811**			**$ 1,349**	
Net interest spread [2]			3.11 %			2.80 %
Net interest margin [2]			**3.86%**			**2.89 %**

[1] Loans and leases include non-PCD and PCD loans, nonaccrual loans and held for sale. Interest income on loans and leases includes accretion income and loan fees.

[2] The balance and rate presented is calculated net of average credit balances of factoring clients.

Note: Certain items above do not precisely recalculate as presented due to rounding.

14

Dollars in millions, except share and per share data

Non-GAAP Reconciliations		2Q23	1Q23	2Q22	YTD 6/30/2023	YTD 6/30/2022
Net income and EPS						
Net income (GAAP)	a	$ 682	$ 9,518	$ 255	$ 10,200	$ 526
Preferred stock dividends		15	14	17	29	24
Net income available to common stockholders (GAAP)	b	667	9,504	238	10,171	502
Total notable items, after income tax	c	98	(9,212)	32	(9,114)	67
Adjusted net income (non-GAAP)	d = (a+c)	780	306	287	1,086	593
Adjusted net income available to common stockholders (non-GAAP)	e = (b+c)	$ 765	$ 292	$ 270	$ 1,057	$ 569
Weighted average common shares outstanding						
Basic	f	14,528,134	14,526,693	16,023,613	14,527,417	15,918,978
Diluted	g	14,537,938	14,539,709	16,035,090	14,539,176	15,937,826
EPS (GAAP)						
Basic	b/f	$ 45.90	$ 654.22	$ 14.87	$ 700.10	$ 31.52
Diluted	b/g	45.87	653.64	14.86	699.53	31.48
Adjusted EPS (non-GAAP)						
Basic	e/f	$ 52.64	$ 20.11	$ 16.87	$ 72.75	$ 35.71
Diluted	e/g	52.60	20.09	16.86	72.69	35.67
Noninterest income and expense						
Noninterest income	h	$ 658	$ 10,259	$ 424	$ 10,917	$ 1,274
Impact of notable items, before income tax		(196)	(9,950)	(141)	(10,146)	(711)
Adjusted or core noninterest income	i	$ 462	$ 309	$ 283	$ 771	$ 563
Noninterest expense	j	$ 1,572	$ 855	$ 745	$ 2,427	$ 1,555
Impact of notable items, before income tax		(370)	(178)	(179)	(548)	(417)
Adjusted or core noninterest expense	k	$ 1,202	$ 677	$ 566	$ 1,879	$ 1,138
Provision (benefit) for credit losses						
Provision (benefit) for credit losses		$ 151	$ 783	$ 42	$ 934	$ 506
Plus: Day 2 provision for credit losses		—	(716)	—	(716)	(513)
Plus: Specific reserve for AFS securities		1	(4)	—	(3)	—
Adjusted provision (benefit) for credit losses		$ 152	$ 63	$ 42	$ 215	$ (7)
PPNR						
Net income (GAAP)	a	$ 682	$ 9,518	$ 255	10,200	526
Plus:						
Provision for credit losses		151	783	42	934	506
Income tax expense (benefit)		214	(47)	82	167	36
PPNR (non-GAAP)	l	$ 1,047	$ 10,254	$ 379	11,301	1,068
Plus: total notable items, before income tax		174	(9,772)	38	(9,598)	(294)
Adjusted PPNR (non-GAAP)	m	$ 1,220	$ 482	$ 417	1,702	774

Note: Certain items above do not precisely recalculate as presented due to rounding.

15

Dollars in millions, except share and per share data

Non-GAAP Reconciliations (continued)		2Q23	1Q23	2Q22	YTD 6/30/2023	YTD 6/30/2022
ROA						
Net income (GAAP)	a	$ 682	$ 9,518	$ 255	$ 10,200	$ 526
Annualized net income	n = a annualized	2,734	38,602	1,023	20,569	1,061
Adjusted net income (non-GAAP)	d	780	306	287	1,086	593
Annualized adjusted net income	p = d annualized	3,126	1,244	1,151	2,190	1,195
Average assets	o	209,309	116,164	107,575	162,994	108,977
ROA	n/o	1.31 %	33.23 %	0.95 %	12.62 %	0.97 %
Adjusted ROA	p/o	1.49	1.07	1.07	1.34	1.10
PPNR ROA						
PPNR (non-GAAP)	l	$ 1,047	$ 10,254	$ 379	$ 11,301	$ 1,068
Annualized PPNR	q = l annualized	4,200	41,586	1,519	22,789	2,154
Adjusted PPNR (non-GAAP)	m	1,220	482	417	1,702	774
Annualized PPNR	r = m annualized	4,893	1,954	1,672	3,432	1,560
PPNR ROA	q/o	2.00 %	35.80 %	1.41 %	13.98 %	1.98 %
Adjusted PPNR ROA	r/o	2.34	1.69	1.56	2.11	1.44
ROE and ROTCE						
Annualized net income available to common stockholders	s = b annualized	$ 2,675	$ 38,543	$ 955	$ 20,510	$ 1,012
Annualized adjusted net income available to common stockholders	t = e annualized	$ 3,067	$ 1,185	$ 1,083	$ 2,131	$ 1,146
Average stockholders' equity (GAAP)		$ 19,521	$ 11,369	$ 10,567	$ 15,445	$ 10,495
Less: average preferred stock		881	881	881	881	871
Average common stockholders' equity (non-GAAP)	u	$ 18,640	$ 10,488	$ 9,686	$ 14,564	$ 9,624
Less: average goodwill		346	346	346	346	346
Less: average other intangible assets		357	175	153	266	168
Average tangible common equity (non-GAAP)	v	$ 17,937	$ 9,967	$ 9,186	13,952	9,110
ROE	s/u	14.35 %	367.47 %	9.87 %	140.82 %	10.51 %
Adjusted ROE	t/u	16.46	11.30	11.19	14.63	11.91
ROTCE	s/v	14.91	386.69	10.40	146.99	11.11
Adjusted ROTCE	t/v	17.10	11.89	11.80	15.27	12.58
Tangible common equity to tangible assets						
Stockholders' equity (GAAP)	w	$ 19,771	$ 19,216	$ 10,642	19,771	10,642
Less: preferred stock		881	881	881	881	881
Common equity (non-GAAP)	x	$ 18,890	$ 18,335	$ 9,761	18,890	9,761
Less: goodwill		346	346	346	346	346
Less: other intangible assets		347	364	150	347	150
Tangible common equity (non-GAAP)	y	$ 18,197	$ 17,625	$ 9,265	18,197	9,265
Total assets (GAAP)	z	209,502	214,658	107,673	209,502	107,673
Tangible assets (non-GAAP)	aa	208,809	213,948	107,177	208,809	107,177
Total equity to total assets	w/z	9.44 %	8.95 %	9.88 %	9.44 %	9.88 %
Tangible common equity to tangible assets (non-GAAP)	y/aa	8.71	8.24	8.64	8.71 %	8.64 %

Note: Certain items above do not precisely recalculate as presented due to rounding.

16

Dollars in millions, except share and per share data

Non-GAAP Reconciliations (continued)		2Q23	1Q23	2Q22	YTD 6/30/2023	YTD 6/30/2022
Book value and tangible book value per common share						
Common shares outstanding at period end	bb	14,520,034	14,519,993	16,002,385	14,520,034	16,002,387
Book value per share	x/bb	$ 1,300.93	$ 1,262.76	$ 609.95	1,300.93	609.95
Tangible book value per share	y/bb	1,253.20	1,213.82	578.92	1,253.20	578.92
Efficiency ratio						
Net interest income	cc	$ 1,961	$ 850	$ 700	2,811	1,349
Efficiency ratio (GAAP)	j / (h + cc)	60.06 %	7.70 %	66.34 %	17.68 %	59.26 %
Adjusted efficiency ratio (non-GAAP)[1]	k / (i + cc)	49.65	58.39	57.55	52.47 %	59.50 %
Rental income on operating lease equipment						
Rental income on operating lease equipment		$ 238	$ 233	$ 213	$ 471	$ 421
Less:						
Depreciation on operating lease equipment		91	89	89	180	170
Maintenance and other operating lease expenses		56	56	47	112	90
Adjusted rental income on operating lease equipment		$ 91	$ 88	$ 77	$ 179	$ 161
Income tax expense						
Income tax expense (benefit)		$ 214	$ (47)	$ 82	$ 167	$ 36
Impact of notable items		75	160	6	235	152
Adjusted income tax expense		$ 289	$ 113	$ 88	$ 402	$ 188

Note: Certain items above do not precisely recalculate as presented due to rounding.

17